SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549



                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of Report (Date of earliest event reported) November 9, 1998


                    ROCKFORD INDUSTRIES, INC.
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     (Exact name of registrant as specified in its charter)



California                       0-26324               33-0075112
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(State or other jurisdiction    Commission          (IRS Employer
of incorporation)               File Number)  Identification No.)


     1851 E. First Street, Santa Ana, California       92705
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(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code (714) 547-7166

                          Not Applicable
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(Former name or former address, if changed since last report.)

ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

          On November 9, 1998, Rockford Industries, Inc. (the "Company") and American Express Company ("AXP") entered into a Plan and Agreement of Merger (the "Merger Agreement").
The Merger Agreement provides that a wholly owned subsidiary of AXP will merge with the Company, and that the Company will survive the merger and become a wholly owned subsidiary of AXP. The Company's shareholders will receive, for each outstanding share of the Company's common stock, that number of shares of AXP's Common Stock that could be purchased for $11.88.
That determination will be based on the average closing price per share of AXP's Common Stock on the New York Stock Exchange during the 10 consecutive trading days ending on the third full trading day immediately preceding the effective time of the merger.

          The merger is subject to various regulatory approvals
and
closing conditions, including the approval of the Company's shareholders. Gary J. Ricco, Larry Hartmann and Brian Seigel, who collectively own 2,204,000 (or approximately 53.6%) of the outstanding shares of the Company's common stock, have entered into a Shareholders Option Agreement, dated November
9,
1998 (the "Option Agreement") with AXP. Pursuant to the Option Agreement, such shareholders have, among other things, granted to AXP: (i) an irrevocable proxy to vote all of the common stock of the Company owned of record by such shareholders (the "Shares") with respect to any matter brought before the shareholders of the Company, including the merger; (ii) an irrevocable and continuing option following the occurrence of certain events to purchase all of the Shares owned by such shareholder for a per share price equal to $11.88
(subject to adjustment in certain events); and (iii) in the event AXP does not exercise its rights under the irrevocable proxy, the right to direct the voting by the shareholders of the Shares with respect to any matter brought before the shareholders of the Company, including the merger. The Option Agreement was entered into as an inducement for AXP to enter into the Merger Agreement and for the sum of $100.
In addition, pursuant to the terms of a Voting and Conversion Agreement, dated November 9, 1998 (the "Voting Agreement"), Anchor National Life
Insurance Company, as the holder of all of the outstanding shares of the Series A Preferred Stock of the Company has agreed, among other things, to vote all its shares of Series A Preferred Stock in favor of the merger.

          Copies of the Merger Agreement, the Option Agreement and the
Voting Agreement are attached hereto as exhibits. The information set forth above is qualified in its entirety by reference to the Merger
Agreement, the Option Agreement and the Voting Agreement.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

2            Plan and Agreement of Merger among AXP, the
             Company and RXP Acquisition Corporation, dated
             November 9, 1998.

99.1 Shareholders Option Agreement among AXP and the shareholders of the Company listed on the signature page thereto, dated November 9, 1998.

99.2         Voting and Conversion Agreement among AXP, the
Company
             and Anchor National Life Insurance Company dated
             November 9, 1998.

                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 1998

                         ROCKFORD INDUSTRIES, INC.



                         By: /s/ Kevin McDonnell
                            ---------------------------
                         Name:  Kevin McDonnell
                         Title: Chief Financial Officer

                          EXHIBIT INDEX

Exhibit
  No.        Description of Exhibit
2            Plan and Agreement of Merger among AXP, the
             Company and RXP Acquisition Corporation, dated
             November 9, 1998.

99.1 Shareholders Option Agreement among AXP and the shareholders of the Company listed on the signature page thereto, dated November 9, 1998.

99.2         Voting and Conversion Agreement among AXP, the
Company
             and Anchor National Life Insurance Company dated
             November 9, 1998.
